Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the second quarter and six months ended June 30, 2015

Company to Hold Conference Call on Tuesday, August 11, 2015, at 8:30 AM ET

FUZHOU, China, August 10, 2015 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its unaudited financial results for the second quarter and six months ended June 30, 2015.

SIGNIFICANT EVENTS

The Company's recent significant events are as follows:

●	June 4, 2015: The Company announced that it has declared a cash dividend of $0.01 per share of common stock outstanding. The dividend was payable in cash on or about July 15, 2015 to shareholders of record on June 15, 2015. This marks the third consecutive quarterly dividend paid by the Company, which it intends to continue paying on a quarterly basis.

●	June 30, 2015: Company has expanded its fleet through the purchase of 4 longline fishing vessels and 2 squid jigging vessels for the appraised fair market value of approximately $56.2 million, and the Company's total current fleet has increased to 135 vessels. These vessels are fully licensed in the Western and Central Pacific Ocean of the International Waters, and are primarily focused on the catch of tuna and squid.

●	As part of the Company’s ongoing vessel renewal, Pingtan has taken 13 of its older vessels out of service and expects to replace with new vessels that are presently under construction.

As of June 30, 2015, Pingtan owns 107 trawlers, 4 longline fishing vessels, 2 squid jigging vessels and 2 drifters and has exclusive operating license rights to 20 drifters. Pingtan is the second largest China based fishery company operating its vessels outside of China waters and its fleet has an average remaining useful life of approximately 14 years. Among the 135 fishing vessels, 117 of these vessels are licensed to operate in the Arafura Sea in Indonesia, but temporarily not operating due to the moratorium discussed below, 12 vessels are operating in the Bay of Bengal in India, and the remaining 6 are operating in the Western and Central Pacific Ocean of international waters.

Significant Factors Affecting Pingtan’s Results of Operation

As previously disclosed, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and to fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters have been informed by the Indonesian government to only operate within strict guidelines in order to avoid potential enforcement actions by the Indonesian Navy such as boat seizures.

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Among the 135 fishing vessels, 117 vessels are licensed to operate in the Arafura Sea of Indonesia. To cooperate and remain in compliance with the Indonesian government’s fishing license check procedures, in January 2015, the Company lowered its operation to approximately half of its normal level; and from February 2015, Pingtan temporarily ceased operations of the 117 vessels which are licensed to operate in Indonesian waters. Since the Company derives a majority of its revenue from this area, this temporary ban caused a significant drop in production.

The Indonesian government had previously expected the license check of fishing vessels to be completed by April 30, 2015. As of the date of this report, the license check was still in process. While the Company believes that over the long-term the Indonesian government’s anti-illegal fishing measures will be beneficial to fully licensed fishing companies such as PME, it cannot guarantee when fishing will resume in this area, and its financial condition and results of operation will continue to be materially impacted while this moratorium is in existence.

As a result, the Company’s sales for the three and six months ended June 30, 2015 decreased significantly as compared to the three and six months ended June 30, 2014.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “In the first half of 2015, Pingtan faced tremendous pressure as a result of the moratorium enacted by the Indonesian government, significantly affecting our overall operating results. However, in light of this challenging environment, we are shifting our strategy to expand into new fishing territories to diversify our revenue stream. In June, we were pleased to announce the purchase of six fishing vessels which are fully licensed in the Western and Central Pacific Ocean of the International Waters, primarily focused on catching tuna and squid. We remain dedicated in building Pingtan’s brand awareness; deepening our sales channels in inland provinces, actively searching new fishing areas and rationalizing all aspects of our operations to ensure our production capacity meets the changing demand.”

Second Quarter 2015 Financial Highlights (all results are compared to prior year period)

●	As a result of the above, revenue was $15.3 million compared to $56.9 million.

●	Gross profit was $1.2 million compared to $17.4 million, and gross margin was 7.9% compared to 30.6%, due to the moratorium described above.

●	Net loss from the fishing business was $1.6 million, or $0.02 per basic and diluted share, compared to net income of $14.8 million, or $0.19 per basic and diluted share.

Second Quarter 2015 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended June 30,
	2015	2014
Fishing Business
Revenue	$15.3	$56.9
Cost of Revenue	$14.0	$39.5
Gross Profit	$1.2	$17.4
Gross Profit Margin	7.9%	30.6%
Net Income/loss	$(1.6)	$14.8
Basic and Diluted Weighted Average Shares (((Outstanding	79.1	79.1
EPS (in $)	(0.02)	0.19

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Balance Sheet Highlights

($ in millions, except per share data)	6/30/2015	12/31/2014
	(Unaudited)	(Audited)
Cash and Cash Equivalents	$26.2	$12.8
Total Current Assets	75.5	105.9
Total Assets	255.5	249.0
Total Current Liabilities	59.0	61.1
Total Long-term Debt, net of current portion	31.9	38.6
Total Liabilities	90.9	99.7
Shareholders’ Equity	164.6	149.3
Total Liabilities and Shareholders’ Equity	255.5	249.0
Book Value Per Share (in $)	$2.08	$1.89

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business, sales of frozen fish and other marine catches, for the three months ended June 30, 2015, were $15.3 million compared to $56.9 million for the same period in 2014. The decrease was primarily due to significant decrease in sales volumes, as the Company temporarily ceased its operations in the Indonesia waters since February 2015 due to the moratorium described above.

For the six months ended June 30, 2015, the Company’s revenues were $44.0 million compared to $122.5 million in the first half of 2014. The decrease was primarily due to decrease in sales volume due to the moratorium described above.

Gross Margin

The Company’s gross margin was 7.9% for the three months ended June 30, 2015, compared to 30.6% in the prior-year period. The significant decrease was primarily due to the reduced scale of operations resulting from the moratorium, which is reflected in the allocation of fixed costs, mainly consisting of depreciation and maintenance fees, to cost of revenue. The maintenance fees, representing ordinary repairs and maintenance, were performed to maintain vessels in operating condition in the periods.

For the six months ended June 30, 2015, gross margin decreased to 28.8% from 35.1% in the same period of 2014, the decrease was primarily due to the same reasons described above.

Selling Expenses

Selling expenses were $0.3 million for the three months ended June 30, 2015, compared to $0.6 million in the prior-year period.

For the six months ended June 30, 2015, selling expenses were $1.0 million, decreased from $1.2 million in the same period of 2014.

General & Administrative Expenses

For the three months ended June 30, 2015, general and administrative expenses were $0.4 million, compared to $0.8 million in the prior-year period.

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For the six months ended June 30, 2015, general and administrative expenses were $1.8 million compared to $1.6 million in the same period of 2014.

Net Income/Loss

For the three months ended June 30, 2015, net loss from the fishing business was $1.6 million, or $0.02 per basic and diluted share, compared to net income of $14.8 million, or $0.19 per basic and diluted share, in the same period of 2014. The decrease was primarily due to the factors described above.

For the six months ended June 30, 2015, the Company’s net income from the fishing business was $6.8 million, or $0.09 per basic and diluted share, compared to $38.2 million, or $0.48 per basic and diluted share, in the same period of 2014.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Tuesday, August 11, 2015, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310

Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q2-2015. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

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August 10, 2015

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

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August 10, 2015

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

REVENUE	$15,254,003	$56,909,432	$43,986,827	$122,492,384

COST OF REVENUE	14,047,666	39,472,433	31,313,955	79,455,923

GROSS PROFIT	1,206,337	17,436,999	12,672,872	43,036,461

OPERATING EXPENSES:
Selling	291,765	568,422	997,285	1,239,373
General and administrative	369,088	798,569	1,813,302	1,578,840

Total Operating Expenses	660,853	1,366,991	2,810,587	2,818,213

INCOME FROM OPERATIONS	545,484	16,070,008	9,862,285	40,218,248

OTHER INCOME (EXPENSE):
Interest income	68,787	5,746	88,019	9,171
Interest expense	(1,085,551)	(1,276,778)	(2,039,195)	(2,409,201)
Foreign currency transaction gain (loss)	22,933	(302,850)	60,314	(457,634)
Grant income	-	-	-	524,421
Investment income from cost method investment	420,698	345,983	420,698	345,983
Loss on equity method investment	(13)	-	(3,358)	-
Loss on fixed assets disposal	(1,556,353)	-	(1,556,353)	-
Other (expense) income	(50)	252	(213)	89

Total Other Income (Expense), net	(2,129,549)	(1,227,647)	(3,030,088)	(1,987,171)

(LOSS) INCOME BEFORE INCOME TAXES	(1,584,065)	14,842,361	6,832,197	38,231,077

INCOME TAXES	-	-	-	-

NET (LOSS) INCOME	$(1,584,065)	$14,842,361	$6,832,197	$38,231,077

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	102,069	-	(90,946)	-

NET (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(1,481,996)	$14,842,361	$6,741,251	$38,231,077

COMPREHENSIVE INCOME:
NET (LOSS) INCOME	(1,584,065)	14,842,361	6,832,197	38,231,077
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized foreign currency translation gain (loss)	465,695	306,262	1,112,451	(993,339)
COMPREHENSIVE (LOSS) INCOME	$(1,118,370)	$15,148,623	$7,944,648	$37,237,738
LESS: COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	64,813	-	(322,530)	-
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(1,053,557)	$15,148,623	$7,622,118	$37,237,738

NET (LOSS) INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted	$(0.02)	$0.19	$0.09	$0.48

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN U.S. DOLLARS)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$26,210,998	$12,752,272
Accounts receivable, net of allowance for doubtful accounts	14,021,982	49,999,712
Inventories	2,111,716	12,123,405
Prepaid expenses	4,613,297	32,913
Prepaid expenses - related parties	14,779,848	7,319,975
Deferred expenses - related parties	124,503	1,029,114
Other receivables	3,915	22,656,232
Other receivables - related parties	13,631,586	-

Total Current Assets	75,497,845	105,913,623

OTHER ASSETS:
Cost method investment	3,448,955	3,421,031
Equity method investment	57,150,748	15,964,812
Prepayment for long-term assets	15,286,965	13,750,102
Property, plant and equipment, net	104,103,998	109,980,617

Total Other Assets	179,990,666	143,116,562

Total Assets	$255,488,511	$249,030,185

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,216,532	$1,181,977
Accounts payable - related parties	312,617	2,601,314
Advances from customers	-	164,724
Short-term bank loans	31,500,000	30,353,890
Long-term bank loans - current portion	13,286,690	18,868,616
Accrued liabilities and other payables	7,469,359	5,602,307
Dividend payable	790,551	-
Due to related parties	4,373,354	2,373,352

Total Current Liabilities	58,949,103	61,146,180

OTHER LIABILITIES:
Long-term bank loans - non-current portion	31,894,626	38,625,071

Total Liabilities	90,843,729	99,771,251

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053
shares issued and outstanding at June 30, 2015 and December 31, 2014)	79,055	79,055
Additional paid-in capital	111,011,856	117,525,377
Retained earnings	26,475,860	21,315,710
Statutory reserve	6,412,892	6,412,892
Accumulated other comprehensive income	4,635,283	3,925,900
Total equity attributable to owners of the company	148,614,946	149,258,934
Non-controlling interest	16,029,836	-

Total Shareholders' Equity	164,644,782	149,258,934

Total Liabilities and Shareholders' Equity	$255,488,511	$249,030,185

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Six Months Ended June 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,832,197	$38,231,077
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	3,586,876	3,268,713
Decrease in allowance for doubtful accounts	(165,539)	-
Loss on equity method investment	3,358	-
Loss on disposal of fixed assets	1,556,353	-
Changes in operating assets and liabilities:
Accounts receivable	36,408,536	(16,401,659)
Inventories	10,070,950	(4,983,981)
Prepaid expenses	(4,562,145)	1,422,129
Prepaid expenses - related parties	(7,371,070)	-
Deferred expenses - related parties	909,427	-
Advances to suppliers	-	(9,883)
Other receivables	165,038	(154,824)
Accounts payable	24,810	(1,295,979)
Accounts payable - related parties	(2,300,861)	(4,306,058)
Advances from customers	(165,417)	(290,574)
Accrued liabilities and other payables	1,814,292	734,992
Due to related parties	2	23,355

NET CASH PROVIDED BY OPERATING ACTIVITIES	46,806,807	16,237,308

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	22,582,549	-
Prepayments made for commercial retail space	-	(22,307,032)
Purchase of property, plant and equipment	(16,422)	(773,168)
Refunds from fixed assets deposits	-	1,886,749
Payments for equity method investment	(40,897,788)	-

NET CASH USED IN INVESTING ACTIVITIES	(18,331,661)	(21,193,451)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	6,972,517	29,524,941
Repayments of short-term bank loans	(6,077,698)	(17,402,742)
Proceeds from long-term bank loans	-	3,716,691
Repayments of long-term bank loans	(12,731,481)	(5,643,715)
Advances from related parties	2,000,000	650,000
Payments made for dividend	(790,551)	-
Capital contribution from non-controlling interest	65,436,461	-
Payments made to related parties in connection with the termination of VIE	(13,578,066)	-
Acquisition of fishing vessels from related parties under common control	(56,206,080)	-

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(14,974,898)	10,845,175

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(41,522)	(417,568)

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,458,726	5,471,464

CASH AND CASH EQUIVALENTS - beginning of period	12,752,272	8,156,599

CASH AND CASH EQUIVALENTS - end of period	$26,210,998	$13,628,063

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$2,126,455	$2,984,513
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$-	$22,669,536